SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2006
VASCO DATA SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-24389 (Commission File Number)	36-4169320 (IRS Employer Identification No.)
1901 South Meyers Road, Suite 210
Oakbrook Terrace, Illinois 60181
(Address of principal executive offices)
(630) 932-8844
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS
     Item 8.01. Other Events. As stated in the Registrant’s most recent Annual Report on Form 10-K, the Registrant granted a 90-day extension to SecureD Services Inc. (SSI) in connection with principal and interest payments due from SSI under the terms of an outstanding note. Since that time, additional information has come to the attention of the Registrant which has caused the Registrant to make a determination that the decline in fair value of its note receivable and investment in common and preferred shares of SSI is other than temporary in nature. This determination has resulted in an impairment charge of $789,000 to the results of operations for the quarter ended March 31, 2006 included in the Form 10-Q filed this day. This impairment charge is the only change from results previously reported by the Registrant in its first quarter conference call and accompanying press release as filed on Form 8-K dated April 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006	VASCO DATA SECURITY INTERNATIONAL, INC. (Registrant)
	By:	/s/ CLIFFORD K. BOWN
Clifford K. Bown
Chief Financial Officer